Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 13, 2007, we separated into two independent publicly traded companies, one holding the Abraxis Pharmaceutical Products business, which focuses primarily on manufacturing and marketing our oncology, anti-infective and critical care hospital-based generic injectable products and marketing our proprietary anesthetic/analgesic products (which we refer to collectively as the “hospital-based business”), and the other holding the Abraxis Oncology and Abraxis Research businesses, which focus primarily on our internally developed proprietary product, Abraxane®, and our proprietary product candidates (which we refer to as the “proprietary business”). We refer to the proprietary business following the separation as “New Abraxis,” which changed its name to Abraxis BioScience, Inc. We continue to operate the hospital-based business (which we refer to as “New APP” following the separation) under the name APP Pharmaceuticals, Inc. In connection with the separation, stockholders as of the close of business on November 13, 2007 received one share of New Abraxis common stock for every four shares of New APP common stock.

Also, in connection with the separation, we entered into a senior secured credit agreement that provided for term loans in the aggregate principal amount of $1.0 billion. The credit agreement also provides for a senior secured revolving credit facility of up to $150 million. The net proceeds of the $1.0 billion indebtedness, after financing related fees and expenses, was used to (i) repay in full New Abraxis’ existing revolving credit facility, and (ii) provide a net contribution of approximately $700 million to New Abraxis. The remainder of the net proceeds was retained by us. We are solely responsible for servicing the debt following the transactions.

The unaudited pro forma condensed consolidated financial statements reported below consist of unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2007 and for the years ended December 31, 2006, 2005 and 2004 and an unaudited pro forma condensed consolidated balance sheet as of September 30, 2007. The unaudited pro forma condensed consolidated financial statements were derived from our historical consolidated financial statements and give effect to the separation of New Abraxis and New APP. The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read together with our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2006.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and years ended December 31, 2006, 2005 and 2004 present our results of operations assuming the separation had been completed as of January 1, 2004 and as if we had incurred the senior secured term loans and entered into the merger between us and our former parent ABI (the “2006 Merger”) as of January 1, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 presents our consolidated financial position assuming that the separation had been completed on that date. Specifically, the pro forma adjustments include giving effect to the following:

•	the distribution of shares of New Abraxis common stock to our stockholders, on a pro rata basis and other adjustments resulting from the separation;

•	the impact of the $1.0 billion indebtedness incurred by us on November 13, 2007 and the net contribution of $700 million in cash to New Abraxis; and

•	the impact of the 2006 Merger.

We believe the assumptions used and pro forma adjustments derived from such assumptions, are reasonable under the circumstances and are based upon currently available information.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our results of operations or financial condition had the separation been completed on the dates assumed. Additionally, these statements are not necessarily indicative of our future results of operations or financial condition.

APP PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Nine Months Ended September 30, 2007

(in thousands, except per share data)

		Pro Forma Adjustments
	Historical	Distribution of New Abraxis (a)	Other Adjustments		Pro Forma
Net revenue	$695,675	$(242,901)	$1,883	(b)	$454,657
Cost of sales	264,368	(25,560)	1,316	(b)	240,124

Gross profit	431,307	(217,341)	567		214,533
Operating expenses:
Research and development	97,641	(63,957)	—		33,684
Selling, general and administrative	237,047	(170,911)	—		66,136
Amortization of merger related intangibles	40,527	(28,958)	—		11,569
Separation related costs	7,760	—	(7,760	) (e)	—
Equity in net income of Drug Source Co. LLC	(2,300)	2,300	—		—

Total operating expenses	380,675	(261,526)	(7,760)		111,389

Income from operations	50,632	44,185	8,327		103,144
Interest income and other	2,373	(557)	—		1,816
Interest expense	(12,854)	106	(46,595	) (f)	(59,343)

Income before income taxes	40,151	43,743	(38,268)		45,617
Provision for income taxes	14,314	18,620	(15,489	) (g)	17,445

Net income from continuing operations	$25,837	$25,114	$(22,779)		$28,172

Basic net income per common share from continuing operations	$0.16				$0.18
Diluted net income per common share from continuing operations	$0.16			(h)	$0.18
Weighted average common shares outstanding:
Basic	159,495				159,495
Diluted	160,659			(h)	159,979

See accompanying notes to pro forma condensed consolidated financial statements.

APP PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Year Ended December 31, 2006

(in thousands, except per share data)

		Pro Forma Adjustments
	Historical	Distribution of New Abraxis (a)	Other Adjustments		Pro Forma
Net revenue	$765,488	$(182,287)	$3,249	(b)	$586,450
Cost of sales	307,512	(20,660)	2,273	(b)	289,125

Gross profit	457,976	(161,627)	976		297,325
Operating expenses:
Research and development	96,891	(70,561)	—		26,330
Selling, general and administrative	186,789	(102,948)	—		83,841
Amortization of merger related intangibles	38,275	(27,349)	4,500	(c)	15,426
Merger related in-process research and development charge	105,777	(83,447)	(22,330	) (d)	—
Other merger related costs	29,335	(16,722)	—		12,613
Equity in net income of Drug Source Co. LLC	(2,847)	2,847	—		—

Total operating expenses	454,220	(298,180)	(17,830)		138,210

Income from operations	3,756	136,553	18,806		159,115
Interest income and other	3,956	(399)	—		3,557
Interest expense	(13,927)	4,741	(68,458	) (f)	(77,644)
Minority interests	(11,383)	—	—		(11,383)

(Loss) income before income taxes	(17,598)	140,895	(49,652)		73,645
Provision (benefit) for income taxes	29,299	24,849	(27,164	) (g)	26,984

Net (loss) income from continuing operations	$(46,897)	$116,046	$(22,488)		$46,661

Basic net (loss) income per common share from continuing operations	$(0.30)				$0.29
Diluted net (loss) income per common share from continuing operations	$(0.30)			(h)	$0.29
Weighted average common shares outstanding:
Basic	158,937				158,937
Diluted	158,937			(h)	159,629

See accompanying notes to pro forma condensed consolidated financial statements.

APP PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Year Ended December 31, 2005

(in thousands, except per share data)

		Pro Forma Adjustments
	Historical	Distribution of New Abraxis (a)	Other Adjustments		Pro Forma
Net revenue	$520,757	$(135,675)	$1,573	(b)	$386,655
Cost of sales	227,235	(24,083)	1,101	(b)	204,253

Gross profit	293,522	(111,592)	472		182,402
Operating expenses:
Research and development	68,896	(50,754)	—		18,142
Selling, general and administrative	131,237	(62,950)	—		68,287
Other merger related costs	7,863	—	—		7,863
Equity in net income of Drug Source Co. LLC	(1,802)	1,802	—		—

Total operating expenses	206,194	(111,902)	—		94,292

Income from operations	87,328	310	472		88,110
Interest income and other	756	(286)	—		470
Interest expense	(6,563)	6,563	—		—
Minority interests	(25,875)	—	—		(25,875)

Income before income taxes	55,646	6,587	472		62,705
Provision for income taxes	37,989	(7,210)	181	(g)	30,960

Net income from continuing operations	$17,657	$13,797	$291		$31,745

Basic net income per common share from continuing operations	$0.11				$0.20
Diluted net income per common share from continuing operations	$0.11			(h)	$0.20
Weighted average common shares outstanding:
Basic	157,694				157,694
Diluted	159,742			(h)	159,209

See accompanying notes to pro forma condensed consolidated financial statements.

APP PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Year Ended December 31, 2004

(in thousands, except per share data)

		Pro Forma Adjustments
	Historical	Distribution of New Abraxis (a)	Other Adjustments		Pro Forma
Net revenue	$405,247	$(237)	$761	(b)	$405,771
Cost of sales	192,254	(544)	533	(b)	192,243

Gross profit	212,993	307	228		213,528
Operating expenses:
Research and development	51,462	(36,228)	—		15,234
Selling, general and administrative	98,666	(38,289)	—		60,377
Equity in net income of Drug Source Co. LLC	(2,084)	2,084	—		—

Total operating expenses	148,044	(72,433)	—		75,611

Income from operations	64,949	72,740	228		137,917
Interest income and other	906	(70)	—		836
Interest expense	(1,002)	2,100	—		1,098
Loss on early extinguishment of credit facility	(1,986)	—	—		(1,986)
Minority interests	(16,301)	—	—		(16,301)

Income before income taxes	46,566	74,770	228		121,564
Provision for income taxes	28,345	21,770	87	(g)	50,202

Net income from continuing operations	$18,221	$53,000	$141		$71,362

Basic net income per common share from continuing operations	$0.12				$0.46
Diluted net income per common share from continuing operations	$0.11			(h)	$0.45
Weighted average common shares outstanding:
Basic	156,189				156,189
Diluted	159,031			(h)	158,204

See accompanying notes to pro forma condensed consolidated financial statements.

APP PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

September 30, 2007

(in thousands)

		Pro Forma Adjustments
	Historical	Distribution of New Abraxis (a)	Other Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$34,020	$(2,231)	$988,211	(i)	$35,000
			(285,000	) (i)
			(700,000	) (i)
Accounts receivable, net	97,594	(34,522)	—		63,072
Inventories	228,910	(75,546)	—		153,364
Prepaid expenses and other current assets	22,520	(13,322)	—		9,198
Income tax receivable	—	—	31,149	(g)	31,149
Deferred income taxes	85,222	(11,265)	—		73,957

Total current assets	468,266	(136,886)	34,360		365,740
Property, plant and equipment	274,508	(135,851)	(8,619	) (j)	130,038
Investment in Drug Source Company, LLC	8,440	(8,440)	—		—
Intangible assets, net	686,048	(214,901)	—		471,147
Goodwill	401,600	(241,361)	—		160,239
Other non-current assets, net	25,886	(22,138)	12,922	(k)	16,670

Total assets	$1,864,748	$(759,577)	$38,663		$1,143,834

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$73,144	(35,378)	—		37,766
Accrued liabilities	86,980	(51,343)	—		35,637
Deferred revenue	39,225	(39,225)	—		—
Other current liabilities	5,736	(21,396)	15,660	(g)	—

Total current liabilities	205,085	(147,342)	15,660		73,403
Long-term debt	285,000	—	(285,000	) (i)	—
Senior secured term loans	—	—	1,000,000	(i)	1,000,000
Deferred income taxes, non-current	131,895	(10,990)	—		120,905
Long term portion of deferred revenue	128,753	(128,753)	—		—
Other non-current liabilities	6,447	(3,295)	(2,764	) (k)	388

Total liabilities	757,180	(290,380)	727,896		1,194,696
Total stockholders’ equity	1,107,568	(469,197)	(689,233)		(50,862)

Total liabilities and stockholders’ equity	$1,864,748	$(759,577)	$38,663		$1,143,834

See accompanying notes to pro forma condensed consolidated financial statements.

APP PHARMACEUTICALS, INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(a)	Reflects the operations, assets, liabilities and equity of New Abraxis, the common shares of which were distributed to our stockholders on November 13, 2007.

(b)	Represents the estimated difference in sales and cost of sales that will be recorded under the manufacturing agreement entered into with New Abraxis with an initial term through December 31, 2011. Subsequent to the separation, sales will reflect a markup for products manufactured.

(c)	Reflects adjustment to show the amortization of merger related intangibles as if the 2006 Merger occurred on January 1, 2006.

(d)	Reflects adjustment to eliminate one-time in-process research and development charge associated with the 2006 Merger.

(e)	Reflects an adjustment for non-recurring separation costs, which will be classified in discontinued operations. We expect to incur a total of approximately $24.5 million in transaction costs associated with the separation, most of which will be incurred in 2007. Approximately $7.8 million of costs have been expensed through September 30, 2007, and approximately $16.7 million of costs are expected to be expensed in subsequent periods.

(f)	Reflects the impact on interest from January 1, 2006 of the $1.0 billion indebtedness incurred in connection with the separation. A 1% change in the interest rate associated with borrowings under the credit agreement would result in additional annual interest expense or a reduction to annual interest expense of approximately $10 million.

(g)	Reflects the tax effect of the pro forma adjustments, adjusted for permanent differences between book expenses and allowable tax deductions, at the statutory income tax rates.

(h)	Pro forma weighted average diluted shares outstanding reflect the effect of options and restricted stock units pertaining to New APP only. Additionally, on a pro forma basis the effect of options and restricted stock units are dilutive in 2006.

(i)	Reflects net proceeds from our senior secured term loans under the credit agreement that we entered into on November 13, 2007, after the deduction of debt financing costs, the repayment of our existing debt facility and the net contribution of $700 million to New Abraxis. We retained the remainder of the cash proceeds.

(j)	Following the separation, our Puerto Rico facility will be divided into two separate facilities and we will convey to New Abraxis the portion of the facility comprising the active pharmaceutical ingredients manufacturing plant. These amounts reflect the transfer of assets and liabilities of that portion of the Puerto Rico property to New Abraxis following the separation.

(k)	Reflects debt financing costs of approximately $14.2 million incurred in connection with our senior secured term loans under the credit agreement, net of approximately $0.5 million recognized as of September 30, 2007 and approximately $0.8 million in deferred financing costs associated with our prior debt facility that were written-off.